UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 12, 2010

COMPUTER TASK GROUP, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

NEW YORK

(State or Other Jurisdiction of Incorporation)

1-9410	16-0912632
(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY	14209
(Address of Principal Executive Offices)	(Zip Code)

(716) 882-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2010, Computer Task Group, Incorporated (the “Company”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”) in Buffalo, New York. At the Annual Meeting, the Company’s shareholders approved the Company’s 2010 Equity Award Plan. The material terms and conditions of the plan were previously reported in the Company’s definitive proxy statement under Proposal 3, which was filed with the Securities and Exchange Commission on March 31, 2010 and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by the provisions of the 2010 Plan, [which is incorporated herein by reference to Exhibit 10.1 to this report.]

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders approved each of the three proposals considered at the meeting based on the final voting results set forth below. The proposals are described in more detail in the proxy statement for the Annual Meeting.

Proposal 1

The election of two directors to serve three-year terms.

Director’s Name	For	Withhold Authority	Broker Non-Votes
Randolph A. Marks	12,246,133	3,101,165	0
Randall L. Clark	14,364,952	982,346	0

Proposal 2

The approval of the Company’s Non-Employee Director Deferred Compensation Plan.

For	Against	Abstain
14,777,929	259,465	309,904

Proposal 3

The approval of the Company’s 2010 Equity Award Plan and the authorization to issue 900,000 shares of the Company’s Common Stock thereunder.

For	Against	Abstain
10,539,979	4,508,151	299,168

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Title
10.1	2010 Equity Award Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2010)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2010	COMPUTER TASK GROUP, INCORPORATED

/s/ Peter P. Radetich
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	2010 Equity Award Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2010)